                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated November 14, 2000, included in Globix Corporation's Annual Report on Form 10-K for the year ended September 30, 2000, and to all references to our Firm included in this registration statement on Form S-8.

Arthur Andersen LLP

New York, New York
May 21, 2001